DEFINITIVE INFORMATION STATEMENT
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

As filed with the Securities and Exchange Commission on July 18, 2012

Registration No. 2-66073

United States
Securities and Exchange Commission
Washington, D.C., 20549
Schedule 14C Information
Under
Reg. Section 240.14c-101

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c- 5(d)(2))

☒	Definitive Information Statement

NRM INVESTMENT COMPANY
---------------------------------------------------------
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF NRM INVESTMENT COMPANY

August 10, 2012

    A special meeting of the shareholders of NRM Investment Company is to be held at Haverford Trust Company, Three Radnor Corporate Center, 100 Matsonford Road - Suite 450, No. 3, Radnor, PA 19087 at 9:00 a.m. on August 10, 2012. Inquiries about the agenda for the meeting and all other matters of interest to the shareholders should be addressed to the Company’s assistant secretary, Edward Fackenthal at 1945 Swedesford Road, telephone (484) 318-7979 or emailed to him at efackenthal@aol.com.

    The temporary principal executive office of NRM Investment Company is 288 Lancaster Avenue, Malvern, PA 19355-1800. The Company’s administrator at that location is Raymond J. Keefe. The Company’s investment adviser is Haverford Financial Services at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy.

    This information statement and notice of the special meeting of the shareholders will be mailed to shareholders of record on July 20, 2012.

Voting Securities and Principal Holders Thereof

    As of the mailing date of the notice to the shareholders there are 3,318,380 of the Company’s shares outstanding in a single class with each share entitled to one vote. The record date of this information is July 10, 2012. The resolution and plan proposed by the directors stated below under “The Agenda for the Special Meeting” will be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitle to vote thereon. The Company’s assistant secretary shall tabulate the number of shareholders present in person or by proxy at the meeting, add the number of shares they represent, collectively, and made a determination that such shares are sufficient for the transaction of business.  There are no expected "broker non-votes" or abstentions.

Security Ownership of Certain Beneficial Owners and Management
Beneficial Owners of Outstanding Shares

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Owner	Percent of Class
Common	John H. McCoy Estate, 1945 Swedesford Road, Malvern, PA 19355	2,817,681	85%
Common	George W. Connell, #3 Radnor Corporate Ctr., Suite 450, 100 Matsonford Road, Radnor, PA 19087.	344,879	10.4%

Management

    The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders. Table I shows the information about the directors as a group. These individuals, acting as a committee of the whole, together with First National Trust Company, Johnstown, PA serve as the Company’s administrators.

    Note that at a special meeting of the board of directors of June 14, 2012 the directors appointed Raymond J. Keefe President and Treasurer, effective immediately, to take the place of the late John H. McCoy who had been a director of the Company since its inception as an investment company in 1979 until his death on May 25, 2012. Anthony Fisher is Secretary and has been an elected board member since December 2008; prior thereto he was an appointed interim board member.  Board member George W. Connell is the principal officer of Haverford Financial Services, Inc., the Company’s investment adviser. Mr. Connell has been a member since 1992.   Raymond Welsh has been an elected board member since December 2008; prior thereto he was an appointed interim board member.  Mr. Fabrizio has been a board member since 2007. The particular background, experience, qualifications and skills of the directors are evident in Table II which follows.

    The directors hold no other directorships in companies registered under the Securities Act.

    Information for Table I regarding the shares these individuals own directly was furnished by First National Trust Company, Johnstown, PA, the Company’s custodian, co-administrator, transfer agent and provider of certain other services.

TABLE I

Name and Address	No of Shares	Percentage of Ownership
Joseph Fabrizio 423 Weldon Drive West Chester, Pa., 19380	0	0
Raymond H. Welsh 1735 Market Street, 36th floor, Philadelphia, PA 19103	0	0
George W. Connell* #3 Radnor Corporate Ctr. Suite 450 100 Matsonford Road Radnor, PA 19087	344,879	10.4%
Anthony B. Fisher 116 Glenn Road Ardmore, PA 19003	0	0
*The shares held by this director exceed $100,000 in value.

TABLE II – A - Interested Directors

    George W. Connell is an "interested" director as defined in the Investment Company Act of 1940.  He is the principal of the corporate parent of the investment adviser for the Company and owns 10.4% of the Company’s stock.

Name	Position with Registrant	Principal Occupation During Past Five Years
George W. Connell	Director	Chairman and Chief Executive Officer of Haverford Trust Company. Controls the Company’s investment adviser. 76 years old.
Table II – B - Directors Who are not defined as “Interested Directors”
Joseph Fabrizio	Director	Accountant in active practice for a period in excess of five years with Rainer & Co. 55 years old
Raymond H. Welsh 1735 Market Street, 36th floor, Philadelphia, Pennsylvania 19103	Director	Senior vice president of UBS Financial Services, Inc. 81 years old
Anthony B. Fisher 116 Glenn Road Ardmore, Pennsylvania 19003	Director, Secretary	Principle of Risnychok and Associates Inc., an insurance agency specializing in surety and property and casualty insurance to the construction industry. 60 years old

    The company except for $400.00 per directors’ meeting attended does not compensate the officers and directors.  During the fiscal year ending August 31, 2011 there were four quarterly meetings. Four of the directors attended three meetings; one director attended all of the meetings.

    The Company has no compensation or nominating committees and has no underwriter. The entire board acts as the Company’s audit and administrative committees, meeting quarterly, and has no other standing committees.

    Currently the assets of the Company are invested in two issuers:

Federated Pennsylvania Municipal Cash Trust
Philadelphia PA SD (Call date 8/1/12)

    All proceeds of which will be distributed in liquidating distributions before the close of the current fiscal quarter.

The Agenda for the Special Meeting

    The matters to be presented to the shareholders are consideration of the Board of Directors’ resolution to dissolve the Company, implementing resolutions, and a proposed plan of liquidation.

    At a June 14, 2012 special meeting of the Company’s Board of Directors, the acting board members unanimously adopted the following resolutions:

    RESOLVED, that the Company be dissolved, its assets liquidated and its business wound up in the manner provided in section 1975 of the Pennsylvania Business Corporation Law of 1988 1(relating to predissolution provision for liabilities); and further

    RESOLVED, that the question of dissolution of the Company be submitted to a vote of the shareholders at a special meeting to be held at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087, on August 10, 2012, due notice to be sent by the Company’s custodian and agent to shareholders of record as of July 10, 2012, on July 20, 2012, and the filing of the necessary notice documents by counsel with the Securities and Exchange Commission; and further

    RESOLVED, that assistant secretary and counsel together with the Company’s accountant prepare a Plan of Liquidation to be presented to the directors for approval and following such approval to be submitted to the shareholders for discussion and adoption at the special meeting; and further

    RESOLVED, upon approval of the dissolution and the adoption of the Plan of Liquidation by the shareholders, the proper officers, the Company directors and the Company’s accountant and each of them is hereby authorized and directed to carry out the winding up of the affairs of the Company by liquidating its assets, satisfying or otherwise providing for its liabilities to the Company’s claimants and creditors to which there are no defenses in law or equity, and returning any surplus thereafter to the shareholders in complete redemption of their shares in the company; and further

    RESOLVED, that the officers of the Company and each of them and the Company’s accountant are authorized and directed to execute, deliver and file all documents which the officer or accountant so acting deems necessary or desirable to carry out the intent of the foregoing resolutions.

    Following the special meeting of the Board, the Company’s officers and agents prepared the following plan of liquidation to be implemented if the shareholders adopt the foregoing Board resolutions:

NRM Investment Company – Plan of Liquidation

1 15 Pa.C.S.A. 1975

    This Plan of Liquidation (the “Plan”) is intended to accomplish the liquidation and winding-up of NRM Investment Company (“NRMI”) in accordance with the Pennsylvania Business Corporation Law, as follows:

1.
The Board of Directors of NRMI (the “Board”) has adopted this Plan and called a special meeting (the “Meeting”) of the shareholders to approve the liquidation of NRMI pursuant to the Plan. If the shareholders holding a majority of NRMI’s outstanding shares vote in favor of the Plan, the Plan shall constitute the adopted Plan as of the date of the Meeting, or such later date on which the shareholders may approve the liquidation.

2.
As soon as reasonably possible following the shareholder adoption of the Plan, NRMI’s officers, directors, counsel and accountant acting as a liquidating committee (the “Liquidating Personnel”) shall take such actions and perform the activities as they deem expedient and lawful for the winding up NRMI’s affairs, preserving the value of its assets, and distributing its assets in accordance with this Plan. The dissolution is to be effected as promptly as possible and in any event, not later than the close of NRMI’s fiscal year on August 31, 2012.

3.
The Liquidating Personnel shall collect, sell, exchange or otherwise dispose of all of NRMI’s properties and assets in one or more transactions upon such terms and conditions as they in their absolute discretion deem expedient and in the best interests of NRMI and the shareholders without any further vote or action by the shareholders (the “Liquidating Activities”). In accordance with the preceding paragraph, the Liquidating Personnel are directed to complete the Liquidating Activities as promptly as possible following the Meeting; any pre-Meeting Liquidating Activity is hereby ratified.

4.
The Liquidating Personnel shall pay or make reasonable provision to pay all known creditors, claimants, Radnor Township and others as the Liquidating Personnel deem required by the Pennsylvania Business Corporation Law or other controlling law and shall set aside sufficient funds for the expenses of this liquidation.

5.
Following payment or provision for payment as provided in the preceding paragraph, the Liquidating Personnel shall direct NRMI’s custodian and agent to distribute pro-rata to the shareholders cash in redemption of their shares all at once or in a series of distributions in such amounts, and at such time or times as they deem expedient.

6.
Any distributions to the shareholders shall be in complete redemption and cancellation of all of the outstanding shares. The Liquidating personnel will direct NRMI’s agent to close its stock transfer books and discontinue recording transfers on the record date they fix for the final liquidating distribution. If any distribution cannot be made because of a failure to surrender share certificates or other indicia of share ownership or because a shareholder cannot be found, the distribution to which such shareholder is entitled shall be transferred to Pennsylvania’s or other applicable escheat department authorized to receive such proceeds.

7.	As part of the Liquidating Activities, the Liquidating Personnel shall obtain any certificates required by federal or the Pennsylvania taxing authorities required by law or regulation.

8.
Following completion of the Liquidating Activities, the Liquidating Personnel shall file articles of dissolution as required by law or regulation, following which NRMI shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind-up its business affairs and distribute its assets in accordance with this Plan.

9.	NRMI shall indemnify the Liquidating Personnel for actions taken in connection with this Plan and the winding-up of its affairs.

10.	The Liquidating Personnel, without further authority from the shareholders, may modify this Plan to the extent necessary to comply with state or federal law and to best effect the liquidation for the benefit of NRMI’s shareholders.

11.
The Liquidating Personnel shall execute and consummate the Plan, and shall have power to adopt all resolutions, execute all documents and file all papers and take all necessary action they deem necessary or desirable for NRMI’s complete liquidation and dissolution.

Interest of Persons

    The liquidation if approved will result in the redemption of the shares at net asset value (computed after liquidating expenses) of all investors, two of whom serve or have served on the Board of Directors: George W. Connell, a present board member, and John H. McCoy who served as President, Treasurer and Board Member until his death on May 25, 2012.

Annual Report

    The Company will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report to any shareholder upon request. Any shareholder wishing a copy of either may obtain the same without cost by calling Edward Fackenthal, counsel for the Company, collect, at (484) 318-7979, or by directing email to him at efackenthal@aol.com.

Edward Fackenthal Assistant Secretary